SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Mansell Court

Suite 100

Roswell, GA 30076

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2007, Corautus Genetics Inc., a Delaware corporation (“Corautus”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which is filed as Exhibit 2.1 hereto, with VIA Pharmaceuticals, Inc. (“VIA”), a Delaware corporation, and Resurgens Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Corautus (“Merger Sub”). The Merger Agreement provides that Merger Sub will merge with and into VIA, with VIA becoming a wholly-owned subsidiary of Corautus and the surviving corporation in the merger. Prior to closing, VIA intends to apply to have the combined company’s common stock approved for initial listing on the NASDAQ Capital Market under the symbol “VIAP”. The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Corautus will issue, and VIA stockholders will receive, shares of Corautus common stock in exchange for their shares of VIA stock. It is expected that VIA stockholders will own approximately 76.4% of the combined company and existing Corautus stockholders will own approximately 23.6% of the combined company, in each case on a pro forma, fully-diluted basis based on the delivery of $12 million of net cash at closing (the actual ownership percentages to be determined based on Corautus’ net cash at closing).

The representations and warranties contained in the Merger Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

Consummation of the merger is subject to closing conditions, including, among other things, approval by the stockholders of Corautus and VIA, and Corautus maintaining certain minimum net cash levels. Depending on the review process of applicable regulatory agencies, Corautus’ stockholder meeting is expected to be held and, if approved, the transaction is expected to close, in the second quarter of 2007. Concurrently with the signing of the Merger Agreement, Corautus stockholders holding approximately 34% of the outstanding voting stock of Corautus and Bay City Capital holding approximately 89% of the outstanding voting stock of VIA have entered into voting agreements whereby they have agreed to vote their shares in favor of the merger.

The Merger Agreement contains certain termination rights for both Corautus and VIA, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a specified termination fee and reimburse certain expenses.

Following the closing of the transaction, Lawrence Cohen, Ph.D., Chief Executive Officer and President of VIA, will become Chief Executive Officer and President of the combined company. James G. Stewart, Senior Vice President and Chief Financial Officer of VIA, will become the combined company’s Chief Financial Officer. Adeoye Olukotun, MD, MPH, FACC, Chief Medical Officer of VIA will become Chief Medical Officer of the combined company. The combined company’s board of directors is expected to consist of seven directors, consisting of the three current directors of VIA, one current director of Corautus and three directors to be named by VIA prior to closing the transaction.

The Merger Agreement is attached to this report as Exhibit 2.1. The form of Voting Agreements are attached as Exhibits B and C to the Merger Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the joint press release issued by Corautus and VIA announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Corautus expects to file a proxy statement and other materials with the Securities and Exchange Commission (SEC). Corautus stockholders are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when it becomes available before making any voting decision with respect to the merger. The proxy statement will contain important information about Corautus, VIA and the proposed transaction. Corautus’ stockholders will be able to obtain a copy of the proxy statement and other relevant documents, when they become available and without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement, the other relevant documents and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Corautus Genetics Inc., 70 Mansell Court, Suite 100, Roswell, Georgia 30076, Attention: Jack Callicutt, Telephone: (404) 526-6210.

Participants in the Solicitation

Corautus and its directors and executive officers and VIA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corautus in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Corautus is also included in Corautus’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2006. This document is available free of charge at the SEC’s web site (http://www.sec.gov) and from Investor Relations at Corautus at the address described above.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 7, 2007, by and among Corautus Genetics Inc., Resurgens Merger Corp., and VIA Pharmaceuticals, Inc.

99.1	Press release dated February 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC. (Registrant)

Date: February 8, 2007	/s/ Jack W. Callicutt
Jack W. Callicutt Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 7, 2007, by and among Corautus Genetics Inc., Resurgens Merger Corp., and VIA Pharmaceuticals, Inc.

99.1	Press release dated February 8, 2007.